Exhibit 99.1

Cingulate Appoints Jay Roberts, Bryan Lawrence, and Jeff Ervin to its Board of Directors

Announcement Follows Recent Public Offering and Successful Capital Raising Activity

KANSAS CITY, Kan., February 13 2024 — Cingulate Inc. (NASDAQ: CING), a biopharmaceutical company utilizing its proprietary Precision Timed Release™ (PTR™) drug delivery platform technology to build and advance a pipeline of next-generation pharmaceutical products, announced today that it has appointed three new directors to its board: Jay Roberts, Bryan Lawrence, and Jeff Ervin.

The appointment of the new directors follows the completion of the Company’s recent follow-on offering of $7.5 million in February 2024, sales under the Company’s at-the-market offering (ATM) facility in January 2024 of $3.2 million, as well as the conversion of $3.3 million of outstanding debt into equity at a 10 percent premium to market.

“We always look forward to adding directors who complement our management team, mission and overall vision, and we are pleased to welcome Jay, Bryan and Jeff to our board,” said Cingulate Chairman and CEO Shane J. Schaffer. “We believe their collective experience in business, public markets, finance, healthcare and pharmaceuticals will be instrumental to the Company as we move forward with our clinical trials and business opportunities.”

About the Directors

Jay Roberts

Jay Roberts has been a senior strategic executive in the healthcare industry for over 30 years. He is serving as a Venture Partner for DigiLife Fund II, leading fundraising, due diligence, and investment decisions along with members of the DigiLife team and syndicate investment funds. He currently serves as a member of the Board of Directors for Caidya, Inc.; Veriskin, Inc.; NaviPoint Health, Inc.; Vyant Bio, Inc. and is a member of the Fellows of DIA.

Jay has held CEO, COO, and CFO positions for publicly traded and venture and private equity backed healthcare technology, diagnostics, software solutions and manufacturing companies throughout a successful industry career.

Bryan Lawrence

Bryan Lawrence has nearly 25 years of experience in the pharmaceutical and healthcare industries, serving in a variety of research-based capacities in Pharmacoeconomics and Managed Care Outcomes Research departments at Novartis (formerly Sandoz) and Janssen Pharmaceutica (J&J), as well as some diverse commercial roles.

Bryan served as Director, Managed Care Marketing, and was a member of the Aciphex® Launch Team at Janssen. He was also responsible for contracting efforts with United Healthcare for nine Johnson & Johnson operating companies as a Corporate Account Director at Johnson & Johnson Health Care Systems.

Dr. Lawrence has significant experience in healthcare consulting and has held roles at Navigant Consulting and Applied Health Outcomes, and was one of four owners/partners who rebranded Applied Health Outcomes as Xcenda, a diverse consulting company that worked with pharmaceutical industry clients. Dr. Lawrence was serving as Xcenda’s Vice President, Marketing and Business Development, when Xcenda was acquired by AmerisourceBergen Corporation.

Bryan holds a Doctor of Pharmacy degree from the University of Kansas, a two-year Pharmacoeconomics Fellowship from Glaxo Inc. and the University of South Carolina, and an MBA from the Wharton School at the University of Pennsylvania. He is also a member of the University of Kansas School of Pharmacy Advisory Council.

Jeff Ervin

Jeff Ervin has more than 20 years of experience as an executive and investor in high growth businesses. Mr. Ervin has held the position of Chairman and CEO of IMAC Holdings (NASDAQ: BACK) since 2015.

Prior to IMAC, Mr. Ervin served as senior financial officer for Medicare.com and its parent company Medx Publishing. He launched his post-MBA career as Senior Financial Analyst for the Baptist Hospital System of Nashville where he was responsible for evaluating direct equity placement and managing portfolio investments in healthcare.

Mr. Ervin holds an MBA from the Owen School of Management at Vanderbilt University and a Bachelor of Science in Finance from Miami University.

About Attention Deficit/Hyperactivity Disorder (ADHD)

ADHD is a chronic neurobiological and developmental disorder that affects millions of children and often continues into adulthood. The condition is marked by an ongoing pattern of inattention and/or hyperactivity-impulsivity that interferes with functioning or development. In the U.S., approximately 6.4 million children and adolescents (11 percent) aged under the age of 18 have been diagnosed with ADHD. Among this group, approximately 80 percent receive treatment, with 65-90 percent demonstrating clinical ADHD symptoms that persist into adulthood. Adult ADHD prevalence is estimated at approximately 11 million patients (4.4 percent), almost double the size of the child and adolescent segment combined, however, only an estimated 20 percent receive treatment.

About CTx-1301

Cingulate’s lead candidate, CTx-1301, utilizes Cingulate’s proprietary PTR drug delivery platform to create a breakthrough, multi-core formulation of the active pharmaceutical ingredient dexmethylphenidate, a compound approved by the FDA for the treatment of ADHD. Dexmethylphenidate is part of the stimulant class of medicines and increases norepinephrine and dopamine activity in the brain to affect attention and behavior.

While stimulants are the gold-standard of ADHD treatment due to their efficacy and safety, the long-standing challenge continues to be providing patients entire active-day duration of action. CTx-1301 is designed to precisely deliver three releases of medication at the predefined time, ratio, and style of release to optimize patient care in one tablet. The result is a rapid onset and entire active-day efficacy, with the third dose being released around the time when other extended-release stimulant products begin to wear off.

About Precision Timed Release™ (PTR™) Platform Technology

Cingulate is developing ADHD and anxiety disorder product candidates capable of achieving true once-daily dosing using Cingulate’s innovative PTR drug delivery platform technology. It incorporates a proprietary Erosion Barrier Layer (EBL) providing control of drug release at precise, pre-defined times with no release of drug prior to the intended release. The EBL technology is enrobed around a drug-containing core to give a tablet-in-tablet dose form. It is designed to erode at a controlled rate until eventually the drug is released from the core tablet. The EBL formulation, Oralogik™, is licensed from BDD Pharma.

Cingulate intends to utilize its PTR technology to expand and augment its clinical-stage pipeline by identifying and developing additional product candidates in other therapeutic areas in addition to Anxiety and ADHD where one or more active pharmaceutical ingredients need to be delivered several times a day at specific, predefined time intervals and released in a manner that would offer significant improvement over existing therapies. To see Cingulate’s PTR Platform click here.

About Cingulate Inc.

Cingulate Inc. (NASDAQ: CING), is a biopharmaceutical company utilizing its proprietary PTR drug delivery platform technology to build and advance a pipeline of next-generation pharmaceutical products, designed to improve the lives of patients suffering from frequently diagnosed conditions characterized by burdensome daily dosing regimens and suboptimal treatment outcomes. With an initial focus on the treatment of ADHD, Cingulate is identifying and evaluating additional therapeutic areas where PTR technology may be employed to develop future product candidates, including to treat anxiety disorders. Cingulate is headquartered in Kansas City. For more information visit Cingulate.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business, including statements with respect to our plans, assumptions, expectations, beliefs and objectives with respect to product development, clinical studies, clinical and regulatory timelines, market opportunity, competitive position, business strategies, potential growth opportunities and other statements that are predictive in nature. These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “continue,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors disclosed in our filings with the Securities and Exchange Commission (SEC), including the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on March 10, 2023. All forward-looking statements speak only as of the date on which they are made, and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Investor Relations:

Thomas Dalton

Vice President, Investor & Public Relations, Cingulate

tdalton@cingulate.com

(913) 942-2301

Matt Kreps

Darrow Associates

mkreps@darrowir.com

(214) 597-8200